                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         BREMBO HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of BREMBO
         HOLDINGS, INC., be amended by changing the First Article thereof so that amended, said Article shall be and read as follows:

                  "FIRST: The name of the corporation (hereinafter called the
         "corporation") is:

                               KH Holdings, Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 225 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 228 and 342 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said BREMBO HOLDINGS, INC. has caused this certificate to be signed by Rajesh K. Shah, its Senior Vice President, and attested by William R. Schnorenberg, its Assistant Secretary, this 31st day of
March 1993.

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                                        BREMBO HOLDINGS, INC.

                                        By: /s/ Rajesh Shah
                                            ----------------------------------

ATTEST:

By:    /s/ William Schorenberg
      ------------------------------------------

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                      *****

         KH Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Laws of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is Corporation Service
Company and the present registered office of the corporation is in the county of
New Castle.

         The Board of Directors of KH Holdings, Inc., adopted the following resolution on the 17th day of July, 2000.

         Resolved, the registered office of KH Holdings, Inc, in the state of
Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange
Street, in the City of Wilmington, County of New Castle, and the authorities of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, KH Holdings, Inc., has caused this statement to be signed by David L. Bialosky, its Vice President and Secretary, this 17th day of
July, 2000.

                                           KH Holdings, Inc.

                                           /s/ David L. Bialosky
                                           -------------------------------------
                                           David L. Bialosky
                                           Vice President & Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation")
is

                                KH HOLDINGS, INC.

         2. The registered office of the corporation within the State of
Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County
of New Castle.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation is hereby changed.

         4. The corporation had authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 3/23, 1998.

                                           By:  /s/ John F. McCuen
                                                --------------------------------
                                                John F. McCuen, Vice President

                          CERTIFICATE OF INCORPORATION

                                       OF

                              BREMBO HOLDINGS, INC.

                                  ARTICLE ONE

         The name of this Corporation (hereinafter called the "Corporation") is
Brembo Holdings, Inc.

                                  ARTICLE TWO

         The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange
Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The
Corporation Trust Company.

                                 ARTICLE THREE

         The nature of the business and the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purposes and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of
Delaware.

                                  ARTICLE FOUR

         The Corporation shall have authority, to be exercised by the Board of
Directors, to issue 100 shares of common stock of the par value of $.01 per share (the "Common Stock").

                                  ARTICLE FIVE

         The number of directors which shall constitute the whole Board of
Directors of the Corporation shall be determined pursuant to the By-Laws of the
Corporation as provided therein. Elections of Directors need not be by written ballot.

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                                   ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by statute and in accordance with any relevant provisions of the By-Laws, the Board of
Directors is expressly authorized to make, repeal, alter, amend and rescind the
By-Laws of the Corporation.

                                 ARTICLE SEVEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE EIGHT

         The Corporation may indemnify, to the fullest extent permitted by the
General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against all expenses, liabilities or other matters.

                                  ARTICLE NINE

         No director of the Corporation shall be personally liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Nine shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General
Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation
Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the

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liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of the State if Delaware,
as so amended. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director of the
Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing under this Certificate of
Incorporation.

                                  ARTICLE TEN

         Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the General Corporation Law of the State
of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the
Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made,

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be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation , as the case may be, and also on the Corporation.

                                 ARTICLE ELEVEN

         The name and mailing address of the incorporator is Marie Censoplano,
80 Pine Street, New York 10005.

                                 ARTICLE TWELVE

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein are true, and accordingly have hereunto set my hand this 13th day of November, 1992.

                                           By: /s/ Marie Censoplano
                                               --------------------------------